Exhibit (h)(6)(iii)
THIRD AMENDMENT TO PARTICIPATION AGREEMENT

THIS THIRD AMENDMENT TO PARTICIPATION AGREEMENT (the “Amendment”) is made as of the 30th day of November, 2020, by and among PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY, a life insurance company organized under the laws of the State of Tennessee (the ”Company”), acting herein for and on behalf of the Company and on behalf of each separate account set forth on attached Schedule A, as the same may be amended from time to time (the “Separate Accounts”); LEGG MASON PARTNERS VARIABLE EQUITY TRUST and LEGG MASON PARTNERS VARIABLE INCOME TRUST (each a “Fund”, collectively the “Funds”); LEGG MASON PARTNERS FUND ADVISOR, LLC (the “Advisor”); and LEGG MASON INVESTOR SERVICES, LLC (the “Distributor”), collectively (the “Parties”).

RECITALS

WHEREAS, the Parties entered into a Participation Agreement dated November 1, 2009, as amended (the “Agreement”);

WHEREAS, the Parties desire to amend the Agreement to update the separate accounts and funds listed in Schedule A and restate Schedule B; and

WHEREAS, the Parties now desire to further modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the parties agree to amend the Agreement as follows:

1.
Schedules A and B.  Schedules A and B to the Agreement are hereby deleted in their entirety and replaced with Schedules A and B attached hereto.

2.
Ratification and Confirmation of Agreement.  In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis.  To the extent the provisions of the Agreement have not been amended by this Amendment, the Parties hereby confirm and ratify the Agreement.

3.
Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.
Full Force and Effect.  Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date first above written.

PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY

On its behalf and each Separate Account named in

Schedule A

By: /s/ Steve Cramer

Name: Steve Cramer

Title: Chief Product Officer – Retirement Division

LEGG MASON PARTNERS VARIABLE EQUITY TRUST

By: /s/ Jane Trust

Name: Jane Trust

Title: President & CEO

LEGG MASON PARTNERS VARIABLE INCOME TRUST

By: /s/ Jane Trust

Name: Jane Trust

Title: President & CEO

LEGG MASON PARTNERS FUND ADVISOR, LLC

By: /s/ Jane Trust

Name: Jane Trust

Title: President & CEO

LEGG MASON INVESTOR SERVICES, LLC,

By: /s/ Jeremy O’Shea

Name: Jeremy O’Shea

Title: 12/2/2020

Schedule A

Separate Accounts and Associated Products

Separate Account	Product
PLAIC Variable Annuity Account S	Schwab Genesis Variable Annuity NY Schwab Genesis Advisory Variable Annuity NY
Protective NY COLI VUL Separate Account	Protective Executive Benefits Registered VUL NY
Protective NY COLI PPVUL Separate Account	Protective Executive Benefits Private Placement VUL NY
Variable Annuity Account A of Protective Life
ProtectiveRewards Elite NY
ProtectiveAccess XL NY
ProtectiveRewards II NY
Protective Variable Annuity NY, Series B, C and L
Protective Variable Annuity II B Series NY
Protective Investors Benefit Advisory NY Variable Annuity

SCHEDULE B

PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

All Funds shall pay 12b-1 fees in the amount as stated in each Fund’s then current prospectus.

Fund Trust Name	Portfolio Fund Name	Class	CUSIP
Legg Mason Partners Variable Equity Trust	ClearBridge Variable Mid Cap Portfolio	I	52467X708
Legg Mason Partners Variable Equity Trust	ClearBridge Variable Mid Cap Portfolio	II	52467X856
Legg Mason Partners Variable Equity Trust	ClearBridge Variable Small Cap Growth Portfolio	I	52467M843
Legg Mason Partners Variable Equity Trust	ClearBridge Variable Small Cap Growth Portfolio	II	52467M819
Legg Mason Partners Variable Equity Trust	QS Legg Mason Dynamic Multi-Strategy VIT Portfolio	I	52467M793
Legg Mason Partners Variable Equity Trust	QS Legg Mason Dynamic Multi-Strategy VIT Portfolio	II	52467M785
Legg Mason Partners Variable Income Trust	Western Asset Core Plus VIT Portfolio	I	52467K771